Exhibit 99.1

Microsoft Corp. Showcases One Horizon Group’s Global Growth Strategy that Utilizes the Microsoft Azure Cloud Computing Platform

LIMERICK, IRELAND — (Marketwired) – 3/23/17 — One Horizon Group, Inc. (NASDAQ: OHGI), the award winning1 mobile VoIP software provider for telecommunications operators, today announced that Microsoft (NASDAQ: MSFT) published a feature on how One Horizon Group improves its time to market, shortens its sales-cycles and improves service security by combining their patented VoIP technology with the power the Microsoft Azure cloud platform: https://customers.microsoft.com/en-us/story/onehorizon

Microsoft Azure’s cloud computing environment hosts One Horizon Group’s optimized VoIP technology thereby removing expensive infrastructure requirement for customers, improving competitive position in global market, reducing operational cycles and costs, enhancing security and streamlining development/operations.

“We have several pilots and are opening up new markets in Latin America and Africa,” stated Peter Hall, Chief Information Officer of One Horizon Group. “Azure has given us massive reach and the reliability of excellent performance no matter where our customers are. It is as simple as saying, ‘Ok, you want a server in South America, I’ll provision a virtual machine for you in Brazil in a few minutes.’ It’s completely changed how we do business.”

Brian Collins, CEO of One Horizon Group, commented, "We are seeing massive growth opportunities all over the world. Carriers are realizing that with our technology we solve a very real problem as well as unlocking value through an additional and otherwise lost customer roaming revenue stream. Today, our technology is live in seven emerging markets. Naturally, as we continue to grow, we will need to become more operationally efficient and utilize technology that will support our growth initiatives. Microsoft’s cloud platform is seamless, reliable and secure. Additionally, we are able to save hard operational costs that will now go into marketing our technology. We look forward to a strong working relationship together.”

1http://smart.com.ph/About/newsroom/press-releases/2017/03/13/smart-is-anvil-company-of-the-year-anew

Microsoft Azure

Microsoft Azure is a growing collection of integrated cloud services that developers and IT professionals use to build, deploy, and manage applications through our global network of datacenters. With Azure, you get the freedom to build and deploy wherever you want, using the tools, applications, and frameworks of your choice. For more information please visit.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) a leading developer and operator of carrier-grade optimized VoIP solutions for mobile telcos and enterprises. The company currently services over 43 million subscribers across 20 licensed brands worldwide. The technology is one of the world's most bandwidth-efficient mobile VoIP, messaging and advertising platforms for smartphones. Founded in 2012, the Company now has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore, Hong Kong and Latin America. For more information on the Company please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

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